UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2004

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32290	20-1181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard
Newtown Square, Pennsylvania 19073
(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On October 28, 2004, GMH Communities Trust (the “Trust”) entered into an amended and restated form of warrant with GMH Communities, LP (the “Operating Partnership”), the entity that will become the Trust’s operating partnership upon the closing of the Trust’s initial public offering (the “Initial Public Offering”), and Vornado Realty L.P. (“Vornado”), the holder of the warrant (the “Warrant”).  The Warrant was originally issued on July 27, 2004 to Vornado in exchange for $1,000,000 and in connection with the Trust’s formation transactions described in the Trust’s Registration Statement on Form S-11 (333-116343) (the “Registration Statement”).  As amended on October 28, 2004, the Warrant provides that Vornado is entitled to exercise the Warrant for, at its option, (a) 12,163,391 units of limited partnership interests of the Operating Partnership, (b) 12,163,391 common shares of beneficial interest of the Trust, par value $.001 per share (the “Common Shares”), or (c) a combination of such units or Common Shares.  The Warrant further provides, as amended, that Vornado, upon closing of the Initial Public Offering, is required to exercise the Warrant to purchase: (a) 6,666,667 units of limited partnership interest in the Operating Partnership; or (b) 6,666,667 Common Shares.  The remaining portion of the Warrant is exercisable at any time during the 18 months following the closing of the Initial Public Offering.  The exercise price of the Warrant with respect to the first 6,666,667 units or shares to be issued upon exercise of the Warrant upon closing of the Initial Public Offering is $7.50, and the exercise price with respect to the remaining 5,496,724 units or Common Shares issuable upon exercise of the Warrant is $9.10.   The Warrant is transferable by Vornado at any time in accordance with the terms of the Warrant, and the Trust has agreed to register for resale the Common Shares issuable upon exercise of the Warrant or the Common Shares issuable upon redemption of units of limited partnership interest issuable upon exercise of the Warrant.  Finally, the amended Warrant grants Vornado broad anti-dilution rights, including, but not limited to, the effective exercise price of the Warrant being adjusted for dilution if the Trust or the Operating Partnership issues equity securities or makes a regularly quarterly distribution at a price below the greater of the fair market value of such securities and the Warrant’s then applicable exercise price.  A copy of the amended Warrant is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01                                             Other Events.

On October 27, 2004, the Trust, the Operating Partnership, and Gary M. Holloway entered into an underwriting agreement (the “Underwriting Agreement”) with an underwriting syndicate led by Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriters”) in connection with the sale of 28,571,429 (the “Firm Shares”) of the Trust’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), to the Underwriters in connection with the public offering of these securities.  The Trust has also granted to the Underwriters an option to purchase up to 4,285,714 additional Common Shares (collectively with the “Firm Shares,” the “Shares”) to cover over-allotments, if any.  The offering of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement, as filed with the Securities and Exchange Commission pursuant to the Securities Act.

Exhibit Number	Description

1.1

Underwriting Agreement, dated October 27, 2004, by and among GMH Communities Trust, GMH Communities, LP, Gary M. Holloway, and an underwriting syndicate led by Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1	Warrant Agreement, dated July 27, 2004, and as amended and restated on October 28, 2004, entered into by and among GMH Communities Trust, GMH Communities, LP, and Vornado Realty L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2004

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Senior Vice President and General Counsel